Exhibit 99.1

FOR MORE INFORMATION:

Charles Lynch

Senior Vice President, Finance and Strategy

954-384-0175, x 5692

charles.lynch@pediatrix.com

FOR IMMEDIATE RELEASE

Pediatrix Announces Strategic Initiatives For

Enhanced Shareholder Value Creation

Executive Chair Mark S. Ordan to Return as Chief Executive Officer

Company Redoubles Strategic Focus on Physician Practices

and Hospital and Health System Relationships

FORT LAUDERDALE, Fla., January 13, 2025—Pediatrix Medical Group, Inc. (NYSE: MD) (“Pediatrix” or “the Company”), a leading provider of physician services, today announced a leadership transition to accelerate its progress in executing a transformational strategy designed to create value for shareholders and other stakeholders. To best position Pediatrix to implement the strategy, which is based on recommitting to the highest standards in clinical excellence and strengthening the Company’s hospital relationships, the Company’s Board of Directors has appointed Executive Chair Mark S. Ordan to return to his former position as Chief Executive Officer, effective immediately. James D. Swift, M.D., a veteran Pediatrix executive who assumed the CEO role in January 2023, will assist Mr. Ordan during the transition period.

In the past year, led by Mr. Ordan and the Board of Directors, the Company has instituted a number of key initiatives designed to enable it to better execute on its core mission and drive operating efficiency and profitability, including moving to a hybrid revenue cycle management model, optimizing its portfolio of practices, divesting its primary and urgent care clinics, and restructuring its leadership team.

Guy Sansone, Lead Independent Director, commented: “We see great opportunity ahead for Pediatrix, and based on the steps the Company has taken, it is now time to accelerate the work to realize that potential. Mark has spent his career transforming business operations, including at Pediatrix where he led the Company’s restructuring beginning in 2020, during a period of enormous turbulence and change across the healthcare landscape. More recently, Mark again stepped in to help execute on our strategy and drive our return to hospital- and hospital-patient focused activities. Now, we need to refocus Pediatrix around a successful approach to creating superior value for shareholders and other stakeholders, and ensure that our entire team is pulling in that direction. We couldn’t be more pleased that Mark has agreed to step into the Chief Executive Officer role once again.”

Mr. Ordan commented: “I am honored to return as CEO, and excited to work with our extraordinary team to make sure that our patients are at the center of everything that we do. This requires steady focus on our renowned practices and a very close and collaborative working relationship with our hospital and health system partners. We will devote all of our time and resources to strengthening our relationships with them and concentrating on patient-centric activities.”

Mr. Sansone added, “We are grateful to Jim for the work that he has done over his many years at Pediatrix, and we wish him the best.”

The Company previously announced 2024 outlook of expected adjusted EBITDA (net income (loss) before interest, taxes, depreciation and amortization, transformational and restructuring related expenses, impairment losses, and loss on disposal of businesses) in a range of $205 million to $215 million. The Company currently believes it will achieve the high end of the range and that 2024 adjusted EBITDA may exceed such range. The Company will announce its fourth quarter and full year 2024 results on February 20, 2025.

Mark S. Ordan Bio

A highly accomplished business leader with significant and successful turnaround experience, Mr. Ordan has led the turnaround of several complex, public companies which – in addition to Pediatrix – include healthcare companies such as Sunrise Senior Living, Quality Care Properties, and ManorCare. Mr. Ordan served as CEO of Pediatrix from July 2020 to December 2022, during which he led the Company’s restructuring. He was Executive Chair of the Board of Directors of Pediatrix from January 2023 to June 2023 and Chair of the Board from July 2023 to October 2024. He has served as Executive Chair of the Board since October 2024, leading the strategic redirection of the Company over the past year to focus on its core hospital-based strength and its leadership in maternal fetal medicine.

Prior to joining Pediatrix, Mr. Ordan founded and served as CEO of Quality Care Properties after serving as founding CEO of Washington Prime Group. Mr. Ordan also held a number of CEO roles including at Sunrise Senior Living, The Mills Corporation, and Balducci’s, and was founder and CEO of Fresh Fields Markets, which he later merged with Whole Foods Markets.

Mr. Ordan serves on the Board of Directors of The Carlyle Group and is the Board Chair of the U.S. Chamber of Commerce. Mr. Ordan received his BA from Vassar College and his MBA from Harvard Business School.

ABOUT PEDIATRIX MEDICAL GROUP

Pediatrix® Medical Group, Inc. (NYSE:MD) is a leading provider of physician services. Pediatrix-affiliated clinicians are committed to providing coordinated, compassionate and clinically excellent services to women, babies and children across the continuum of care, both in hospital settings and office-based practices. Specialties include obstetrics, maternal-fetal medicine and neonatology. The group’s high-quality, evidence-based care is bolstered by significant investments in research, education, quality-improvement and safety initiatives. The physician-led company was founded in 1979 as a single neonatology practice and today provides its highly specialized and often critical care services through approximately 4,500 affiliated physicians and other clinicians. To learn more about Pediatrix, visit www.pediatrix.com or follow us on Facebook, Instagram, LinkedIn and the Pediatrix blog. Investment information can be found at www.pediatrix.com/investors.

Certain statements and information in this press release may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to the Company’s expectations with respect to its full year 2024 earnings, the Company’s objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in the Company’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well the Company’s current reports on Form 8-K, filed with the Securities and Exchange Commission, and include the impact of the Company’s practice portfolio management plans and whether the Company is able to achieve the expected favorable impact to Adjusted EBITDA therefrom; the impact of the Company’s termination of its then third-party revenue cycle management provider and transition to a hybrid revenue cycle management model with one or more new third-party service providers, including any transition costs associated therewith; the impact of surprise billing legislation; the effects of economic conditions on the Company’s business; the effects of the Affordable Care Act and potential healthcare reform; the Company’s relationships with government-sponsored or funded healthcare programs, including Medicare and Medicaid, and with managed care organizations and commercial health insurance payors; the Company’s ability to comply with the terms of its debt financing arrangements; the impact of the divestiture of the Company’s anesthesiology and radiology medical groups and its primary and urgent care practices; the impact of management transitions; the timing and contribution of future acquisitions or organic growth initiatives; the effects of share repurchases; and the effects of the Company’s transformation initiatives, including its reorientation on, and growth strategy for, its pediatrics and obstetrics business.

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Pediatrix Medical Group, Inc.

Reconciliation of Net Loss to Forward-Looking Adjusted EBITDA

(in thousands)

(Unaudited)

	Year Ended December 31, 2024
Net loss	$(110,315)	$(103,015)
Interest expense	40,559	40,559
Income tax provision	1,990	4,690
Depreciation and amortization expense	31,800	31,800
Transformational and restructuring related expenses	48,000	48,000
Goodwill and long-lived asset impairments	182,034	182,034
Loss on disposal of businesses	10,932	10,932

Adjusted EBITDA	$205,000	$215,000